The Ensign Group Reports First Quarter Results

Conference Call and Webcast Scheduled for tomorrow, May 3, 2018 at 10:00 am PT

MISSION VIEJO, Calif., May 02, 2018 (GLOBE NEWSWIRE) --

The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, home health, home care, hospice care and assisted living companies, today announced its operating results for the first quarter of 2018, reporting GAAP diluted earnings per share of $0.43 for the quarter with adjusted earnings per share of $0.45 for the quarter(1).
Highlights Include:

▪	GAAP earnings for the quarter was $0.43 per diluted share, and adjusted earnings per share was up 32.4% over the prior year quarter to a record $0.45 per diluted share(1)(2);

▪	Consolidated GAAP Net Income for the quarter was $23.1 million, and consolidated adjusted Net Income was $24.1 million, an increase of 34.7% over the prior year quarter(1)(2);

▪
Total Transitional and Skilled Services segment income was $46.2 million for the quarter, an increase of 45.3% over the prior year quarter and an increase of 15.7% sequentially over the fourth quarter;

▪	Same-store occupancy was 79.2%, an increase of 82 basis points over the prior year quarter;

▪	Transitioning skilled occupancy was 76.0%, an increase of 415 basis points over the prior year quarter;

▪	Transitioning skilled managed care revenue was up 16.0% and same-store skilled managed care revenue was up 5.9%, both over the prior year quarter; and

▪	Total Home Health and Hospice Services segment revenue was up 23.7% to $39.8 million and segment income was up 41.1% to $6.1 million, both over the prior year quarter.

(1) See "Reconciliation of GAAP to Non-GAAP Financial Information".
(2) Adjusted earnings per share and Consolidated Adjusted Net Income increased by 15.4% and 15.8%, respectively, over the prior year quarter if we applied a 25% tax rate to both periods.

Operating Results

“We are pleased to report that we achieved a record quarter as the improvements we experienced in the fourth quarter continued into the first quarter,” said Ensign’s President and Chief Executive Officer Christopher Christensen. “We are excited about the progress we’ve made as the ramp in many of our transitioning operations is now materializing, including significant growth in occupancy in Utah and Texas,” he said. Mr. Christensen added that the Company has seen positive momentum in skilled revenue and managed care revenues in both same-store and transitioning facilities as each of these operations continue to gain the trust of the healthcare communities they serve. “These results are only possible because of outstanding local leaders that work tirelessly to customize their care and services to the needs of the unique healthcare markets they serve,” he emphasized. “We are encouraged by the progress we’re making in our more mature operations, but we are especially excited about the enormous potential we have in our 62 newer operations, most of which haven’t begun to contribute what we expect they will in the future,” he added.
Pointing to the underlying value being created in Ensign’s owned real estate, Mr. Christensen said, “As we announced again yesterday, we continue to methodically add value to our real estate portfolio by acquiring additional real estate assets and improving their clinical outcomes. We will always be an operationally-driven organization first, but we also believe it’s important to recognize the growing underlying value in our owned real estate and the flexibility that ownership gives us in the future,” he said.
“We are also pleased to report that our home health and hospice and assisted living businesses continue to achieve outstanding results,” Christensen stated. He noted that Cornerstone Healthcare, Inc., Ensign’s home health and hospice portfolio subsidiary, grew its segment revenue and income by 23.7% and 41.1%, respectively, over the prior year quarter. Similarly, he noted that Bridgestone Living LLC, Ensign’s assisted living and independent living portfolio company, which now consists of 51 stand-alone operations and 22 campuses in 12 states, grew its segment revenue and income by 11.6% and 5.0%, respectively, over the prior year quarter. “While these two business segments and our skilled nursing operations both benefit from certain synergies that come from their affiliation with Ensign, each of the independent leadership teams drive their respective operations with little to no dependence on one another. As they do so, we continue to evaluate ways in which we can enhance those operational synergies while also ensuring that all of our affiliated operations are receiving credit for the value they have and continue to create,” Christensen added.
Mr. Christensen also commented on some recent announcements made by Centers for Medicare & Medicaid Services (CMS), indicating that he was very pleased with a proposed net market basket increase of 2.4% starting in October 2018 for our affiliated skilled nursing operations. He also mentioned that he was encouraged by CMS’s newest payment reform proposal called Patient-Driven Payment Model (PDPM), which could be implemented as soon as October 1, 2019. “While there is much to learn about this new proposed payment system, we are very pleased that CMS is working so closely with operators across the country to develop a predictable and sustainable reimbursement system,” he said. “But regardless of how the changes ultimately play out, we are confident that our relentless focus on quality and efficient outcomes will serve us well in any number of new reimbursement systems, including this latest iteration,” he concluded.
Chief Financial Officer Suzanne Snapper reported that, “Our liquidity remains strong with approximately $195 million of availability as of today on Ensign’s $450 million credit facility, which also has a built-in expansion option, and 47 unlevered real estate assets that add additional borrowing capacity.” She also noted that the Company’s net-debt-to-EBITDAR ratio went down to 4.1x as of quarter end as the EBITDAR from transitioning and newly acquired operations continues to grow, but indicated that this number could be impacted by future acquisitions. She also indicated that cash generated from operations was $40.4 million in the three months ended March 31, 2018, which was primarily driven by an increase in operating results and stronger collections.
A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release. More complete information is contained in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which is expected to be filed with the SEC today and can be viewed on the company’s website at http://www.ensigngroup.net.
Quarter Highlights

During the quarter, Ensign announced that Bridgestone Living LLC, the Company’s assisted living portfolio subsidiary, acquired the real estate and operations of Cedar Hills Senior Living, a 37-unit assisted living facility in Cedar Hill, Texas, and Deer Creek Senior Living, a 37-unit assisted living facility in DeSoto, Texas.

Ensign also recently announced that Bandera Healthcare, Inc., the Company’s Arizona-based portfolio company, acquired the real estate and operations of Peoria Post Acute and Rehabilitation, a 128-bed skilled nursing facility located in Peoria, Arizona. The acquisition was effective April 1, 2018 and included an adjacent 50-bed long-term acute care hospital that is currently operated by a third party under a lease arrangement. “Our operational and clinical leaders in Arizona are singularly focused on becoming the best-in-class post-acute care provider in their respective markets,” said Christensen.  “This new operation is in good hands as it joins a group of Bandera-owned operations that are truly achieving remarkable clinical and financial results,” he added.

Yesterday, Ensign announced that Keystone Care LLC, its Texas-based portfolio subsidiary, acquired the real estate and operations of Grace Presbyterian Village, a 26-acre post-acute care and retirement campus located in Dallas, Texas. Grace Presbyterian Village, which will be known as The Villages of Dallas, is a full-service senior care campus with 125 skilled nursing beds, 81 independent living units, 36 assisted living units, and 26 memory care units. “This acquisition adds to our expanding footprint in the Dallas area and adds to our ability to accelerate the quality of care we can provide to our patients and their loved ones,” said Barry Port, President of Keystone Care LLC. He continued, “We are being very selective with each potential acquisition opportunity, and we have carefully chosen this campus because of the potential we see to enhance the outstanding foundation that has been established there.”

These additions bring Ensign's growing portfolio to 183 skilled nursing operations, 22 of which also include assisted living operations, 51 assisted and independent living operations, 22 hospice agencies, 20 home health agencies and four home care businesses across fifteen states.  Ensign owns the real estate at 67 of its 234 healthcare facilities.  Mr. Christensen reaffirmed that Ensign continues to actively seek transactions to acquire real estate and to lease both well-performing and struggling skilled nursing, assisted living and other healthcare related businesses in new and existing markets.

Ensign paid a quarterly cash dividend of $0.045 per share of its common stock during the quarter. Ensign has been a dividend-paying company since 2002 and has increased its dividend every year for 16 years.

Conference Call

A live webcast will be held Thursday, May 3, 2018 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s first quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, May 25, 2018.

About EnsignTM

The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services and other rehabilitative and healthcare services at 234 healthcare facilities, 22 hospice agencies, 20 home health agencies and four home care businesses in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska, Oregon, Wisconsin, Kansas, South Carolina, and Oklahoma. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar terms, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the operations, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information

Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2018 Pro forma (1)	2017
Revenue
Service revenue	$456,021	$464,825	$409,393
Assisted and independent living revenue	36,113	36,113	32,346
Total revenue	492,134	500,938	441,739
Expense
Cost of services	390,243	399,047	355,486
(Return of unclaimed class action settlement)/charges related to class action lawsuit	(1,664)	(1,664)	11,000
Losses related to divestitures	—	—	4,017
Rent—cost of services	33,850	33,850	31,900
General and administrative expense	25,104	25,104	21,270
Depreciation and amortization	11,622	11,622	10,514
Total expenses	459,155	467,959	434,187
Income from operations	32,979	32,979	7,552
Other income (expense):
Interest expense	(3,613)	(3,613)	(3,445)
Interest income	448	448	290
Other expense, net	(3,165)	(3,165)	(3,155)
Income before provision for income taxes	29,814	29,814	4,397
Provision for income taxes	6,521	6,521	1,441
Net income	23,293	23,293	2,956
Less: net income attributable to noncontrolling interests	161	161	116
Net income attributable to The Ensign Group, Inc.	$23,132	$23,132	$2,840

Net income per share attributable to The Ensign Group, Inc.:
Basic	$0.45	$0.45	$0.06
Diluted	$0.43	$0.43	$0.05

Weighted average common shares outstanding:
Basic	51,585	51,585	50,767
Diluted	53,518	53,518	52,633

Dividends per share	$0.0450	$0.0450	$0.0425

(1) The proforma amounts in the table demonstrate the impact of adopting Accounting Standards Codification Topic 606, Revenue from Customers with Customers (ASC 606), for the three months ended March 31, 2018 by presenting the dollars as if the previous accounting guidance was still in effect.

THE ENSIGN GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$35,057	$42,337
Accounts receivable—less allowance for doubtful accounts of $1,762 and $43,961 at March 31, 2018 and December 31, 2017, respectively	258,509	265,068
Investments—current	13,631	13,092
Prepaid income taxes	12,794	19,447
Prepaid expenses and other current assets	24,735	28,132
Total current assets	344,726	368,076
Property and equipment, net	541,019	537,084
Insurance subsidiary deposits and investments	28,065	28,685
Escrow deposits	10,025	228
Deferred tax assets	12,731	12,745
Restricted and other assets	17,695	16,501
Intangible assets, net	32,236	32,803
Goodwill	80,963	81,062
Other indefinite-lived intangibles	25,249	25,249
Total assets	$1,092,709	$1,102,433

Liabilities and equity
Current liabilities:
Accounts payable	$31,977	$39,043
Accrued wages and related liabilities	84,018	90,508
Accrued self-insurance liabilities—current	22,163	22,516
Other accrued liabilities	63,088	63,815
Current maturities of long-term debt	10,035	9,939
Total current liabilities	211,281	225,821
Long-term debt—less current maturities	280,449	302,990
Accrued self-insurance liabilities—less current portion	51,518	50,220
Deferred rent and other long-term liabilities	11,608	11,268
Deferred gain related to sale-leaseback	11,910	12,075
Total equity	525,943	500,059
Total liabilities and equity	$1,092,709	$1,102,433

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

The following table presents selected data from our consolidated statements of cash flows for the periods presented:

	Three Months Ended March 31,
	2018	2017
Net cash provided by operating activities	40,395	19,586
Net cash used in investing activities	(25,463)	(21,397)
Net cash used in financing activities	(22,212)	(24,388)
Net decrease in cash and cash equivalents	(7,280)	(26,199)
Cash and cash equivalents beginning of period	42,337	57,706
Cash and cash equivalents end of period	$35,057	$31,507

THE ENSIGN GROUP, INC.
REVENUE BY SEGMENT

The following table sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended March 31,
	2018 (As Reported)		2018 (Pro Forma (2))		2017
	$	%	$	%	$	%
	(Dollars in thousands)
Transitional and skilled services	$407,016	82.7%	$415,221	82.9%	$372,339	84.3%
Assisted and independent living services	36,113	7.3	36,113	7.2	32,346	7.3
Home health and hospice services:
Home health	20,184	4.1	20,596	4.1	17,050	3.9
Hospice	19,574	4.0	19,761	3.9	15,083	3.4
Total home health and hospice services	39,758	8.1	40,357	8.0	32,133	7.3
All other (1)	9,247	1.9	9,247	1.9	4,921	1.1
Total revenue	$492,134	100.0%	$500,938	100.0%	$441,739	100.0%
(1) Includes revenue from services generated in our other ancillary services.

(2) The proforma amounts in the table demonstrate the impact of adopting ASC 606 for the three months ended March 31, 2018 by presenting the dollars and percentages as if the previous accounting guidance was still in effect.

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our transitional and skilled services segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended March 31,
	2018	2017
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Transitional and skilled revenue (As Reported)	$407,016	$372,339	$34,677	9.3%
Transitional and skilled revenue (Pro forma (5))	415,221	372,339	42,882	11.5%
Number of facilities at period end	160	150	10	6.7%
Number of campuses at period end*	21	21	—	—%
Actual patient days	1,314,970	1,209,264	105,706	8.7%
Occupancy percentage — Operational beds	77.8%	74.9%		2.9%
Skilled mix by nursing days	31.6%	32.0%		(0.4)%
Skilled mix by nursing revenue	52.2%	53.3%		(1.1)%

	Three Months Ended March 31,
	2018	2017
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Transitional and skilled revenue (As Reported)	$280,247	$273,730	$6,517	2.4%
Transitional and skilled revenue (Pro forma (5))	285,840	273,730	12,110	4.4%
Number of facilities at period end	108	108	—	—%
Number of campuses at period end*	11	11	—	—%
Actual patient days	870,523	862,126	8,397	1.0%
Occupancy percentage — Operational beds	79.2%	78.4%		0.8%
Skilled mix by nursing days	32.2%	31.9%		0.3%
Skilled mix by nursing revenue	53.1%	52.9%		0.2%

	Three Months Ended March 31,
	2018	2017
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Transitional and skilled revenue (As Reported)	$101,847	$95,730	$6,117	6.4%
Transitional and skilled revenue (Pro forma (5))	103,963	95,730	8,233	8.6%
Number of facilities at period end	40	40	—	—%
Number of campuses at period end*	9	9	—	—%
Actual patient days	356,807	337,307	19,500	5.8%
Occupancy percentage — Operational beds	76.0%	71.9%		4.1%
Skilled mix by nursing days	32.2%	32.2%		—%
Skilled mix by nursing revenue	52.6%	54.3%		(1.7)%

	Three Months Ended March 31,
	2018	2017
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Transitional and skilled revenue (As Reported)	$24,922	$1,184	$23,738	NM
Transitional and skilled revenue (Pro forma (5))	25,418	1,184	24,234	NM
Number of facilities at period end	12	2	10	NM
Number of campuses at period end*	1	1	—	NM
Actual patient days	87,640	4,805	82,835	NM
Occupancy percentage — Operational beds	71.6%	16.0%		NM
Skilled mix by nursing days	23.5%	24.6%		NM
Skilled mix by nursing revenue	41.2%	48.3%		NM

	Three Months Ended March 31,
	2018	2017
	(Dollars in thousands)		Change	% Change
Facility Closed Results(4):
Skilled nursing revenue	$—	$1,695	$(1,695)	NM
Actual patient days	—	5,026	(5,026)	NM
Occupancy percentage — Operational beds	—%	33.2%		NM
Skilled mix by nursing days	—%	50.3%		NM
Skilled mix by nursing revenue	—%	74.6%		NM

* Campus represents a facility that offers both skilled nursing, assisted and/or independent living services. Revenue and expenses related to skilled nursing, assisted and independent living services have been allocated and recorded in the respective reportable segment.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2015.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2015 to December 31, 2016.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2017.

(4)
Facility Closed results represents closed operations during the three months ended March 31, 2017, which were excluded from Same Store and Transitioning results for the three months ended March 31, 2017, for comparison purposes.

(5)
The proforma amounts in the table demonstrate the impact of adopting ASC 606 for the three months ended March 31, 2018 by presenting the dollars and percentages as if the previous accounting guidance was still in effect.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate, and revenue associated with these metrics are generated based on contractually agreed-upon amounts or rate, excluding the estimates of variable consideration under ASC 606:

	Three Months Ended March 31,
	Same Facility		Transitioning		Acquisitions		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Skilled Nursing Average Daily Revenue Rates:
Medicare	$610.47	$597.31	$514.77	$503.32	$520.54	$479.03	$574.68	$564.55
Managed care	459.66	442.56	408.92	420.38	419.10	347.98	443.24	436.41
Other skilled	482.53	459.83	365.45	366.97	484.95	—	467.14	445.46
Total skilled revenue	524.69	511.20	457.49	460.55	486.36	463.38	504.22	496.65
Medicaid	221.18	214.83	193.47	179.37	212.76	144.36	213.36	204.87
Private and other payors	225.18	206.66	208.69	202.04	227.94	185.77	220.06	204.88
Total skilled nursing revenue	$319.84	$308.50	$280.68	$273.02	$279.37	$235.79	$306.49	$298.38

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three months March 31, 2018 and 2017:

	Three Months Ended March 31,
	Same Facility		Transitioning		Acquisitions		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Percentage of Skilled Nursing Revenue:
Medicare	24.9%	26.3%	28.9%	31.7%	26.9%	44.0%	26.0%	27.9%
Managed care	19.1	18.8	20.7	19.4	10.9	4.3	19.0	18.8
Other skilled	9.1	7.8	3.0	3.2	3.4	—	7.2	6.6
Skilled mix	53.1	52.9	52.6	54.3	41.2	48.3	52.2	53.3
Private and other payors	7.4	7.6	10.1	10.1	10.1	24.8	8.3	8.3
Quality mix	60.5	60.5	62.7	64.4	51.3	73.1	60.5	61.6
Medicaid	39.5	39.5	37.3	35.6	48.7	26.9	39.5	38.4
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended March 31,
	Same Facility		Transitioning		Acquisitions		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Percentage of Skilled Nursing Days:
Medicare	13.0%	13.6%	15.7%	17.2%	14.4%	21.6%	13.8%	14.8%
Managed care	13.2	13.1	14.2	12.6	7.3	3.0	13.1	12.9
Other skilled	6.0	5.2	2.3	2.4	1.8	—	4.7	4.3
Skilled mix	32.2	31.9	32.2	32.2	23.5	24.6	31.6	32.0
Private and other payors	10.9	11.4	13.8	13.6	12.9	31.4	11.8	12.1
Quality mix	43.1	43.3	46.0	45.8	36.4	56.0	43.4	44.1
Medicaid	56.9	56.7	54.0	54.2	63.6	44.0	56.6	55.9
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our assisted and independent living segment along with other statistics, for each of the periods indicated:

	Three Months Ended March 31,
	2018	2017	Change	% Change
	(Dollars in thousands)
Resident fee revenue	$36,113	$32,346	$3,767	11.6%
Number of facilities at period end	51	41	10	24.4%
Number of campuses at period end	21	21	—	—%
Occupancy percentage (units)	75.5%	76.8%		(1.3)%
Average monthly revenue per unit	$2,858	$2,838	$20	0.7%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our home health and hospice segment along with other statistics, for each of the periods indicated:

	Three Months Ended March 31,
	2018	2017	Change	% Change
	(Dollars in thousands)
Home health and hospice revenue
Home health services	$20,184	$17,050	$3,134	18.4%
Hospice services	19,574	15,083	4,491	29.8
Total home health and hospice revenue	$39,758	$32,133	$7,625	23.7%
Pro-forma(1)
Home health and hospice revenue
Home health services	$20,596	$17,050	$3,546	20.8%
Hospice services	19,761	15,083	4,678	31.0
Total home health and hospice revenue	$40,357	$32,133	$8,224	25.6%

Home health services:
Average Medicare Revenue per Completed Episode	$2,848	$2,976	$(128)	(4.3)%
Hospice services:
Average Daily Census	1,260	1,001	259	25.9%
(1) The proforma amounts in the table demonstrate the impact of adopting ASC 606 for the three months ended March 31, 2018 by presenting the dollars and percentages as if the previous accounting guidance was still in effect.

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended March 31,
	2018 As Reported		2018 Pro forma (2)		2017
	$	%	$	%	$	%
	(Dollars in thousands)
Revenue:
Medicaid	$167,625	34.1%	$170,309	34.0%	$148,271	33.6%
Medicare	139,314	28.3	140,381	28.0	129,920	29.4
Medicaid-skilled	27,042	5.5	27,538	5.5	23,017	5.2
Total	333,981	67.9	338,228	67.5	301,208	68.2
Managed Care	83,716	17.0	85,845	17.1	75,562	17.1
Private and Other(1)	74,437	15.1	76,865	15.4	64,969	14.7
Total revenue	$492,134	100.0%	$500,938	100.0%	$441,739	100.0%
(1) Private and other payors also includes revenue from all payors generated in our other ancillary services for the three months ended March 31, 2018 and 2017.
(2) The 2018 pro forma results reflect balances assuming previous accounting guidance was still in effect.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(Unaudited)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

	Three Months Ended March 31,
	2018	2017
Net income attributable to The Ensign Group, Inc.	$23,132	$2,840

Non-GAAP adjustments
Costs incurred for facilities currently being constructed and other start-up operations(a)	1,575	4,542
(Return of unclaimed class action settlement)/charges related to the settlement of the class action lawsuit(b)	(1,664)	11,000
Share-based compensation expense(c)	2,309	2,224
Results related to closed operations and operations not at full capacity, including continued obligations and closing expense(d)	198	5,587
Depreciation and amortization - Patient base(e)	39	36
General and administrative - Transaction-related costs(f)	28	88
Provision for income taxes on Non-GAAP adjustments(g)	(1,553)	(8,454)
Non-GAAP Net Income	$24,064	$17,863

Diluted Earnings Per Share As Reported
Net Income	$0.43	$0.05
Average number of shares outstanding	53,518	52,633

Adjusted Diluted Earnings Per Share
Net Income	$0.45	$0.34
Average number of shares outstanding	53,518	52,633

Footnotes:
(a) Represents operating results for facilities currently being constructed and other start-up operations.
	Three Months Ended March 31,
	2018	2017
Revenue	$(16,224)	$(12,967)
Cost of services	13,972	13,598
Rent	3,583	3,662
Depreciation and amortization	244	249
Total Non-GAAP adjustment	$1,575	$4,542

(b) (Return of unclaimed class action settlement funds)/charges incurred in connection with the settlement of the class action lawsuit.
(c) Represents share-based compensation expense incurred.
	Three Months Ended March 31,
	2018	2017
Cost of services	$1,257	$1,235
General and administrative	1,052	989
Total Non-GAAP adjustment	$2,309	$2,224

(d) Represents results at closed operations and operations not at full capacity, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million for the three months ended March 31, 2017.

	Three Months Ended March 31,
	2018	2017
Revenue	$—	$(2,372)
(Gains)/Losses related to operational closures	—	4,017
Cost of services	116	3,274
Rent	74	611
Depreciation and amortization	8	57
Total Non-GAAP adjustment	$198	$5,587

(e) Included in depreciation and amortization are amortization expenses related to patient base intangible assets at newly acquired skilled nursing and assisted living facilities.
(f) Included in general and administrative expense are costs incurred to acquire an operation which are not capitalizable.
(g) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0%, resulting from adoption of Tax Cuts and Jobs Act, for the three months ended March 31, 2018 and 35.5% for the three months ended March 31, 2017.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended March 31,
	2018	2017
Consolidated Statements of Income Data:
Net income	$23,293	$2,956
Less: net income attributable to noncontrolling interests	161	116
Interest expense, net	3,165	3,155
Provision for income taxes	6,521	1,441
Depreciation and amortization	11,622	10,514
EBITDA	$44,440	$17,950

Adjustments to EBITDA:
(Earnings)/losses related to facilities currently being constructed and other start-up operations(a)	(2,252)	631
(Return of unclaimed class action settlement)/charges related to the settlement of the class action lawsuit(b)	(1,664)	11,000
Share-based compensation expense(c)	2,309	2,224
Results related to closed operations and operations not at full capacity, including continued obligations and closing expenses(d)	116	4,919
Transaction-related costs(e)	28	88
Rent related to items(a) and (d) above	3,657	4,273
Adjusted EBITDA	$46,634	$41,085
Rent—cost of services	33,850	31,900
Less: rent related to items(a) and (d) above	(3,657)	(4,273)
Adjusted EBITDAR	$76,827	$68,712

(a)	Represents results related to facilities currently in the start up phase after construction was completed. This amount excludes rent, depreciation and interest expense.
(b) Return of unclaimed class action settlement funds/charges incurred in connection with the settlement of the class action lawsuit.

(c)	Share-based compensation expense incurred.

(d)
Represents results at closed operations and operations not at full capacity during the three months ended March 31, 2018 and 2017, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million for the three months ended March 31, 2017.

(e)	Costs incurred to acquire operations which are not capitalizable.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income from operations to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for each reportable segment for the periods presented:

	Three Months Ended March 31,
	Transitional and Skilled Services		Assisted and Independent Services		Home Health and Hospice
	2018	2017	2018	2017	2018	2017

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$46,195	$31,790	$4,662	$4,439	$6,058	$4,294
Less: net income attributable to noncontrolling interests	—	—	—	—	89	8
Depreciation and amortization	7,802	6,953	1,597	1,623	245	235
EBITDA	$53,997	$38,743	$6,259	$6,062	$6,214	$4,521

Adjustments to EBITDA:
Costs at facilities currently being constructed and other start-up operations(b)	(2,383)	190	122	346	9	95
Results related to closed operations and operations not at full capacity, including continued obligations and closing expenses(c)	116	4,404	—	2	—	513
Share-based compensation expense(d)	987	1,028	158	90	91	85
Rent related to item(b),(c) and (d) above	$2,767	3,180	$883	$934	$7	$159
Adjusted EBITDA	55,484	47,545	7,422	7,434	6,321	5,373
Rent—cost of services	26,777	25,946	6,380	5,308	537	551
Less: rent related to items(b),(c) and(d) above	(2,767)	(3,180)	(883)	(934)	(7)	(159)
Adjusted EBITDAR	$79,494	$70,311	$12,919	$11,808	$6,851	$5,765

(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) (Earnings)/costs incurred for facilities currently being constructed and other start-up operations. This amount excludes rent, depreciation and interest expense.
(c) Represents results at closed operations and operations not at full capacity during the three months ended March 31, 2018 and 2017, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million for the three months ended March 31, 2017.
(d) Share-based compensation expense incurred.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization and (d) rent-cost of services. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) costs incurred for operations currently being constructed and other start-up operations, excluding depreciation, interest and income taxes, (e) results of closed operations and facilities not at full operation, excluding depreciation, interest and income taxes, (f) share-based compensation expense, (g) return of unclaimed class action settlement and charges related to class action lawsuit, and (h) patient base and other transaction-related costs. Adjusted EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for facilities currently being constructed and other start-up operations, excluding rent, depreciation, interest and income taxes, (f) results of closed operation and facilities not at full operation, excluding rent, depreciation, interest and income taxes, (g) share-based compensation expense, (h) return of unclaimed class action settlement and charges related to class action lawsuit, and (i) patient base and other transaction-related costs. The company believes that the presentation of EBITDA, adjusted EBITDA, adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company's periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign's website at http://www.ensigngroup.net.